UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2018

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Stockholders on December 7, 2018, four proposals were presented to stockholders:
1.    Election of three Class I directors to serve until the 2021 Annual Meeting of Stockholders;
2.    Ratification of appointment of KPMG LLP as our independent registered public accounting firm;

3.	Approval of 2018 Employee Stock Purchase Plan; and

4.	Approval, on an advisory basis, of the compensation of our named executive officers as identified in the proxy statement for the annual meeting.
Each proposal passed. The votes with respect to the proposals are set forth below.
1) Election of Three Class I Directors to Serve Until the 2021 Annual Meeting of Stockholders

Nominee	For	Withheld	Broker Non-Votes
Gary E. Haroian	59,382,584	2,121,003	2,231,148
Antonio J. Pietri	61,075,558	428,029	2,231,148
R. Halsey Wise	59,510,692	1,992,895	2,231,148
2) Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
63,517,380	216,643	712	0
3) Approval of 2018 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
61,223,489	203,682	76,416	2,231,148
4) Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
41,968,335	19,528,443	6,809	2,231,148

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: December 10, 2018	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary